Exhibit 10.3

Execution Version

SECOND SUPPLEMENTAL INDENTURE

This Second Supplemental Indenture (this “Supplemental Indenture”), dated as of October 19, 2016, is by and among Rice Energy Inc., a Delaware corporation (the “Company”), Rice Energy Operating LLC (formerly known as Rice Energy Appalachia LLC), a Delaware limited liability company and Guarantor (as defined in the Indenture referred to herein) (the “Operating Company”), the other Guarantors and Wells Fargo Bank, National Association, as trustee under the Indenture (the “Trustee”). Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

RECITALS:

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of April 25, 2014, relating to the 6.25% Senior Notes due 2022 of the Company (the “Securities”), as supplemented by the First Supplemental Indenture, dated as of November 10, 2014 (as so supplemented, the “Indenture”);

WHEREAS, Section 9.1(5) of the Indenture provides that, without the consent of any Holders, the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Securities or the Subsidiary Guarantees to make any change that would provide any additional rights or benefits to the Holders, add Events of Default or surrender any right or power conferred upon the Company or any Guarantor or that does not adversely affect in any material respect the legal rights thereunder of any Holder;

WHEREAS, the Company desires and has requested the Trustee to join with the Company, the Operating Company and the Guarantors in entering into this Supplemental Indenture for the purpose of adding the Operating Company as a co-obligor under the Securities as permitted by Section 9.1(5) of the Indenture; and

WHEREAS, the Company has delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture an Officers’ Certificate and Opinion of Counsel relating to this Supplemental Indenture as contemplated by Section 11.4 of the Indenture, and the Company has satisfied all other conditions required under Article IX of the Indenture to enable the Company, the Operating Company, the Guarantors and the Trustee to enter into this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Operating Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. The Operating Company as Co-Obligor. The Operating Company hereby agrees to become a co-obligor of the Securities with the same obligations and duties as the Company under the Indenture (including the due and punctual performance and observance of all of the covenants and conditions to be performed by the Company, including, but not limited to, the obligation to pay the principal of, premium, if any, and interest on the Securities when due whether at maturity, by acceleration, redemption or otherwise), and with the same rights, benefits and privileges of the Company thereunder; provided, however, that the Operating Company will have no obligations or duties under Section 4.2 of the Indenture, the performance of which will be the sole responsibility of the Company.

2. Company Obligations. For the avoidance of doubt, the Company confirms that, notwithstanding the addition of the Operating Company as a co-obligor of the Securities, (i) the Company is not being discharged from any of its obligations or covenants under the Indenture or the Securities and (ii) the Company’s obligations and duties under the Indenture (including the due and punctual performance and observance of all of the covenants and conditions to be performed by the Company, including, but not limited to, the obligation to pay the principal of, premium, if any, and interest on the Securities when due whether at maturity, by acceleration, redemption or otherwise), and the Company’s rights, benefits and privileges thereunder shall continue.

3. Rules of Interpretation. The rules of interpretation set forth in the Indenture shall be applied hereto as if set forth in full herein.

4. Effectiveness of Supplemental Indenture. Upon the execution of this Supplemental Indenture by the Company, the Operating Company, the Guarantors and the Trustee, the Indenture shall be amended and supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes and each Holder shall be bound thereby.

5. Ratification of Indenture. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

6. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SAID STATE.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

9. Separability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, the Operating Company and the Guarantors.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Supplemental Indenture to be duly executed as of the date first above written.

RICE ENERGY INC.

By:	/s/ William E. Jordan
	Name:	William E. Jordan
	Title:	Senior Vice President, General Counsel and Corporate Secretary

RICE ENERGY OPERATING LLC

By:	/s/ William E. Jordan
	Name:	William E. Jordan
	Title:	Senior Vice President, General Counsel and Corporate Secretary

RICE DRILLING B LLC
RICE DRILLING D LLC
RICE ENERGY MARKETING LLC
RICE MARKETING LLC
RICE OLYMPUS MIDSTREAM LLC

By:	/s/ William E. Jordan
	Name:	William E. Jordan
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Signature Page to Supplemental Indenture (2014 Indenture)

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Patrick Giordano
Name: Patrick Giordano
Title: Vice President

Signature Page to Supplemental Indenture (2014 Indenture)